Exhibit 10.9

Consulting Agreement

This Consulting Agreement (the “Agreement”), dated as of __________ 2014, by and between L&S light and strong Ltd., a corporation duly organized and existing under the laws of the State of Israel (the “Company”), located at Granit 11, Petch Tikva, Israel (corporate ID No. 51-403074-1) and the law offices of Victor Tshuva & Co. located at 3 Hayezira Street (S.A.P. Building – 7th floor) 52521 Ramat-Gan, Israel (Tel: +972-3-6138484) (the “Legal Consultant” or "Consultant"), is for the purpose of performing the services described herein.

RECITALS

WHEREAS, the Company desires to list for trading on the OTC BB market and requires significant legal consulting, advice, and expertise;

WHEREAS, the Legal Consultant has significant experience in the Respective legal areas that will be of benefit to the Company in listing itself for trade on the OTC BB.;

WHEREAS, the Company therefore desires to retain the Legal Consultant to assist the Company in providing those legal consulting services and advice relating to the listing on the OTC BB and once its listed to maintain such listing once it is trading (Hereinafter: "Services");

WHEREAS the Legal Consultant has in the past rendered Services to the Company and its subsidiaries, and has agreed to provide the Services to the Company on the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the premises and mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1

LEGAL CONSULTANT'S AGREEMENT

SECTION 1.1 APPOINTMENT OF LEGAL CONSULTANT. The Company hereby appoints the Legal Consultant to perform the Services for the benefit of the Company and the Company hereby authorizes the Legal Consultant to exercise such powers as provided under this Agreement. The Legal Consultant accepts such appointment on the terms and conditions herein set forth and agrees to provide the Services.

SECTION 1.2 PERFORMANCE OF AGREEMENT. During the term of this Agreement, the Legal Consultant shall devote sufficient time, attention, and ability to the business of the Company, and to any affiliate or successor company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Legal Consultant to devote his exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Legal Consultant shall, and shall cause each of his agents assigned to performance of the Services on behalf of the Legal Consultant, to:

a. at all times perform the Services faithfully, diligently, to the best of his abilities and in the best interests of the Company;

b. devote such of his time, labor and attention to the business of the Company as is necessary for the proper performance of the Services hereunder.

SECTION 1.3 AUTHORITY OF LEGAL CONSULTANT.

The Legal Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized by the Company.

SECTION 1.4 INDEPENDENT LEGAL CONSULTANT.

In performing the Services, the Legal Consultant shall be an independent contractor and not an employee or agent of the Company, except that the Legal Consultant shall be the agent of the Company solely in circumstances where the Legal Consultant must be the agent to carry out his obligations as set forth in this Agreement.

Nothing in this Agreement shall be deemed to require the Legal Consultant to provide the Services exclusively to the Company and the Legal Consultant hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers under Israel law on the Legal Consultant's behalf and the Legal Consultant or any of his agents shall not be entitled to the fringe benefits required by Israel law and provided by the Company to its employees.

ARTICLE 2

COMPANY'S AGREEMENTS

SECTION 2.1 COMPENSATION OF LEGAL CONSULTANT.

In consideration for the performance of services previously rendered by Legal Consultant to the Company and its subsidiaries and in consideration for the services rendered hereunder, the Company hereby agrees to pay Legal Consultant (1) $75,000 + vat (SEVENTY FIVE THOUSAND United States Dollars plus VAT) (hereinafter the "Cash Compensation") and (2) the aggregate sum of 1,646,520 shares of the Company's common stock ("the shares") as full compensation for the term of this Agreement (hereinafter the "Equity Compensation"). Such shares issued to the consultant shall represent 3% of the company's issued and outstanding share capital not on a fully diluted basis calculated on the Effective Date of this agreement (54,884,010 shares according to the BOD approval to the shares allotment to Gal Erez, Oder Amir and Efraim Menashe).

The Equity Compensation will be issued to the Legal Consultant within 10 business days from the date hereof and shall be registered with the SEC on a Form F-1 Registration Statement. In the event that any investor of the Company will sign a lock-up agreement with the company regarding the resale of his shares, the Legal Consultant will also sign a lockup agreement with the same terms and conditions of such investor.

The Cash Compensation will be paid to the Legal Consultant IMMIDIATLY when the company receives an approval from FINRA to trade on the OTC BB (or any other US stock exchange).

It's agreed that if the company does not receive an approval from FINRA to trade on the OTC BB (or any other US stock exchange) within 9 months upon signing this agreement the Legal Consultant will return the shares to the transferor who transferred the shares to the Legal Consultant.

The Company hereby agrees to pay on a pre-approval basis reasonable expenses incurred by Legal Consultant in connection with the Services to be rendered hereunder. Legal Consultant may, from time to time, deem it to be in the best interests of the Company to retain additional counsel in connection with certain specific transactions or other matters. In such event, the Company hereby agrees to pay any and all fees and expenses of such counsel.

It's agreed that the Company has the right to approach Gal Erez or Ofer Amir and cause that Gal Erez or Ofer Amir will transfer 1,646,520 shares of the company to Legal Consultant instead of allotting shares to legal consultant (Gal Erez, Ofer Amir or the Company will be defined as "the transferor").

It's agreed that shares being transferred to legal consultant will be equal to 96,000 NIS (according to the consideration paid by Gal Erez and Ofer Amir for the shares), Legal consultant will issue, to the company, an invoice on the amount of 72,000 NIS + VAT and the Company will pay Legal Consultant the VAT (the sum of 12,960 NIS) in Cash.

The Company undertakes to perform all relevant action to cause the shares to be legally issued to the consultant in accordance with this Article 2.

ARTICLE 3

TERM

SECTION 3.1 EFFECTIVE DATE. This Agreement shall become effective as of the date hereof(the "Effective Date"), and shall continue for a period of one (1) year from when the Company is listed for trade on the OTC BB ("Term").

ARTICLE 4

CONFIDENTIALITY

SECTION 4.1 CONFIDENTIALITY The Legal Consultant shall not, except as authorized or required by his duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to his knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do.

This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge, which may come into the public domain.

The Legal Consultant shall comply, and shall cause his agents to comply, with such directions, as the Company shall make to ensure the safeguarding or confidentiality of all such information. The Company may require that any agent of the Legal Consultant execute an agreement with the Company regarding the confidentiality of all such information.

SECTION 4.2 OTHER ACTIVITIES. The Legal Consultant shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

ARTICLE 5

MISCELLANEOUS

SECTION 5.1 WAIVER; CONSENTS. No consent, approval or waiver, express or implied, by either party hereto, to or of any breach of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

SECTION 5.2 Governing Law; Jurisdiction. This Agreement and all matters arising thereunder shall be governed by the laws of the State of Israel applicable therein without giving effect to the rules respecting conflict of law, and the parties hereby irrevocably submit to the exclusive Jurisdiction of the courts in Tel Aviv District, Israel in respect of any dispute or matter arising out of, or in connection with, this Agreement.

SECTION 5.3 BINDING EFFECT; ASSIGNMENT; This Agreement and all of its provisions, rights and obligation shall be binding and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned by any party except with the written consent of the other party hereto provided however that any benefit and Compensation provided herein may be assigned without the consent of the other party hereto.

SECTION 5.4 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

SECTION 5.5 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included therein.

SECTION 5.6 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

SECTION 5.7 FURTHER ASSURANCES. The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

SECTION 5.8 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

L&S light and strong Ltd	Victor Tshuva & Co.